EXHIBIT 4.1

                        Private Capital Investors, Inc.

         100,000,000 shares of common stock authorized- Par value $.001 par value

                                    SPECIMEN

         This                                                        certifies
that_____________________________________________________ is hereby issued_________________________________________________________ fully paid and transferable on the books of the Corporation by the holder hereof in person or by an authorized Attorney upon surrender of this Certificate properly endorsed.

                  In witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officer(s) and its Corporate Seal to be hereunto affixed this ________day of
                  --------------- , ------------

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         Secretary                                       President